Exhibit 99.1

Agrify Corporation Closes on Acquisition of Señorita

TROY, Mich., Dec. 16, 2024 (GLOBE NEWSWIRE) – Agrify Corporation (Nasdaq: AGFY) (“Agrify” or the “Company”), a leading provider of branded innovative solutions for the cannabis and hemp industries, has closed on its previously announced acquisition of certain assets from Double or Nothing LLC, the owner and creator of the Señorita brand of hemp-derived THC (“HD9”) drinks.

“This is great news for Agrify shareholders! We believe Señorita is the best tasting drink in the fastest growing, most exciting beverage category in the country,” said Agrify Chairman and Interim CEO Ben Kovler. “Cannabis-based beverages like Señorita deliver consumers an enjoyable experience without the downsides of alcohol. This high demand is propelling Señorita founders Joel Gott and Charles Bieler with the team towards innovation and product development as we launch Paloma in January and Ranch Water later in 2025. Given our enthusiasm for HD9 drinks, the Agrify Board continues to explore a variety of alternatives for the extraction and cultivation businesses within the Company while focusing on optimizing shareholder value creation.”

Señorita was designed and formulated by world-class winemakers Charles Bieler and Joel Gott. Recognizing a growing generational demand for adult beverage alternatives, Bieler and Gott gave the classic margarita a modern twist—replacing alcohol with THC to create a delightful, hangover-free beverage alternative. Through the use of all-natural, premium ingredients like organic Mexican agave, fresh lime juice and sweet, tangy mango, Señorita quickly gained acclaim, taking home the top spot in The High Times Cannabis Cup just one year after inception. Gott and Bieler continue to collaborate on the brand with Kovler and the Agrify team.

“We’re incredibly excited about the energy and momentum Ben and the team have brought to the Señorita business,” said Señorita co-founder Charles Bieler. “When Joel and I created this unique brand, we always anticipated rapid growth, exciting new products and expanded distribution, and now those goals are coming to fruition even faster than we imagined. Paloma and Ranch Water are just the beginning, and we cannot wait for even more Americans to experience Señorita THC drinks.”

Señorita currently offers two award-winning flavors – classic Lime Jalapeño Margarita and Mango Margarita. The brand’s third flavor, Paloma, will launch in January and will bring together Ruby Red grapefruit, lime, and pomelo, offering consumers another refreshing flavor profile with the same vacation vibe and fresh taste consumers love. A fourth flavor, low-calorie Ranch Water, will debut in 2025.

Señorita’s HD9 products are currently available at top retailers including Total Wine, ABC Fine Wine & Spirits, and Binny’s in nine U.S. states and Canada. Products are also available for direct-to-consumer purchase where permissible under state law at senoritadrinks.com.

This acquisition of certain Canadian and U.S. hemp-derived assets from Double or Nothing LLC, the owner and creator of the Señorita HD9 beverages, as previously disclosed, was done in exchange for 530,000 shares of Agrify common stock or common stock equivalents. Following the transaction, Agrify has approximately 2.0M common shares outstanding and 7.6M warrants.

About Agrify (Nasdaq:AGFY)

Agrify Corporation (“Agrify” or the “Company”) is a developer of branded innovative solutions for the cannabis and hemp industries in extraction, cultivation and more. Agrify’s proprietary micro-environment-controlled Vertical Farming Units (VFUs) enable cultivators to produce the highest quality products with unmatched consistency, yield, and return on investment at scale. Agrify’s comprehensive extraction product line, which includes hydrocarbon, ethanol, solventless, post-processing, and lab equipment, empowers producers to maximize the quantity and quality of extract required for premium concentrates. For more information, please visit Agrify at http://www.agrify.com.

About Señorita

Designed and formulated by best friends and world-class winemakers Charles Bieler and Joel Gott, Señorita is known for its clean, fresh taste and commitment to high-quality, natural ingredients. Señorita offers a low-sugar, low-calorie alternative to alcoholic beverages. Señorita’s HDT products are currently available to purchase at brick-and-mortar locations in Canada and nine U.S. states, including Alabama, Florida, Georgia, Illinois, Louisiana, Minnesota, Ohio, Tennessee and Wisconsin, with plans for expansion across additional states. Products are also available for direct-to-consumer purchase where permissible under state law via senoritadrinks.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Agrify and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, statements regarding the potential future market for HD9 beverages, the ability to expand Señorita’s flavor options, distribution channels and markets and the expected timing thereof and the overall potential growth of the Señorita business.In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “coming,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2023 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Contact

Agrify Investor	Relations
IR@agrify.com
(857) 256-8110